Exhibit 10.1

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

AMENDMENT NO. 1 TO PURCHASE AND SALE AGREEMENT

This AMENDMENT NO. 1 TO PURCHASE AND SALE AGREEMENT (this “First Amendment”), dated as of March 4, 2024, is by and among Nektar Therapeutics, a Delaware corporation (the “Seller”), Healthcare Royalty Partners IV, L.P., a Delaware limited liability partnership, HCRP Overflow Fund, L.P., a Delaware limited liability partnership, HCRX Investments Holdco, L.P., a Delaware limited liability partnership, and HCR Canary Fund, L.P., a Delaware limited liability partnership (collectively, the “Purchaser” or the “Purchasers”) and HCR Nektar SPV, LLC, solely in its capacity as a representative of the Purchasers (the “Purchaser Representative”). The Seller, the Purchaser and the Purchaser Representative may each be referred to herein individually as a “Party”, and collectively as the “Parties”. Capitalized terms used herein and not otherwise defined shall have the respective meanings given to such terms in the Agreement (defined below).

RECITALS

WHEREAS, the Seller and the Purchaser entered into that certain Purchase and Sale Agreement dated December 16, 2020 (the “Agreement”), in which, among other things, the Seller sold to the Purchaser, and the Purchaser acquired from the Seller, the Purchased Royalties;

WHEREAS, HCR Collateral Management (the original contracting party to the Agreement, as representative of the purchasers) assigned all of its rights and obligations in the Agreement to HCR Nektar SPV, LLC;

WHEREAS, HCR Potomac Fund, L.P. and HCR Stafford Fund, L.P. (original contracting parties to the Agreement, as purchasers) merged into HCRX Investments Holdco, L.P. and as a result, the assets and liabilities of HCR Potomac Fund, L.P. and HCR Stafford Fund, L.P. (including all of their rights and obligations in the Agreement) became assets and liabilities of HCRX Investments Holdco, L.P.; and

WHEREAS, the Parties desire to amend the Agreement in accordance with the terms set forth in this First Amendment.

NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations and warranties set forth herein and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties covenant and agree as follows:

1.
All references herein to paragraph or section location or schedules shall relate to the corresponding paragraph or section or schedule in the Agreement.

2.
The definitions of “Initial Cap”, “Maximum Cap”, and “Royalty Cap” in Article 1 of the Agreement are hereby deleted in their entirety.

3.
The definition of “Royalty Termination Date” in Article 1 of the Agreement is hereby deleted in its entirety and replaced as follows:

“Royalty Termination Date” means the date of the last Royalty payment under the License Agreements.”

4.
Section 2.3 of the Agreement is hereby deleted in its entirety (including all subsections) and replaced as follows:

“Section 2.3 [Reserved].”

5.
In full consideration for the amendments and other terms described herein, and subject to the terms and conditions set forth herein, the Purchaser (a) shall pay (or cause to be paid) to the Seller within three (3) Business Days following the date hereof FIFTEEN MILLION ($15,000,000), in immediately available funds by wire transfer to the Seller Account; and (b) [***].

6.
The provisions of Article XI of the Agreement are hereby incorporated by reference into this First Amendment, mutatis mutandis.

7.
Except as expressly amended by this First Amendment, all other terms of the Agreement shall continue in full force and effect and in accordance with its terms.

8.
Representations and Warranties Regarding Authorizations

a.
The Seller has all necessary corporate power and authority to execute and deliver this First Amendment, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this First Amendment and the performance by the Seller of its obligations hereunder and thereunder have been duly authorized by all necessary corporate action on the part of the Seller. This First Amendment has been duly executed and delivered by an authorized officer of the Seller. This First Amendment constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general equitable principles.

b.
Such Purchaser has all necessary trust power and authority to execute and deliver this First Amendment to which such Purchaser is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this First Amendment to which such Purchaser is party and the performance by such Purchaser of its obligations hereunder and thereunder have been duly authorized by such Purchaser. This First Amendment to which such Purchaser is party has been duly executed and delivered by such Purchaser. This First Amendment to which such Purchaser is party constitutes the legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and general equitable principles.

c.
The execution and delivery by such Purchaser of this First Amendment to which such Purchaser is party, the performance by such Purchaser of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby do not require any consent, approval, license, order, authorization or declaration from, notice to, action or registration by, or filing with, any Governmental Authority or any other Person, except for the filing of UCC financing statements.

d.
The Purchaser Representative has all necessary trust power and authority to execute and deliver this First Amendment to which the Purchaser Representative is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this First Amendment to which the Purchaser Representative is party and the performance by the Purchaser Representative of its obligations hereunder and thereunder have been duly authorized by the Purchaser Representative. This First Amendment to which the Purchaser Representative is party has been duly executed and delivered by the Purchaser Representative. This First Amendment to which the Purchaser Representative is party constitutes the legal, valid and binding obligation of the Purchaser Representative, enforceable against the Purchaser Representative in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and general equitable principles.

e.
The execution and delivery by the Purchaser Representative of this First Amendment to which the Purchaser Representative is party, the performance by the Purchaser Representative of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby do not require any consent, approval, license, order, authorization or declaration from, notice to, action or registration by, or filing with, any Governmental Authority or any other Person, except for the filing of UCC financing statements.

9.
By way of confirmation (in view of Section 11.11 of the Agreement being incorporated by reference into this First Amendment, mutatis mutandis, under Section 6 above), this First Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This First Amendment shall become effective when each Party shall have received a counterpart hereof signed by the other Party. Any counterpart may be executed by facsimile or other similar means of electronic transmission, including “PDF”, and such facsimile or other electronic transmission shall be deemed an original.

{SIGNATURE PAGE FOLLOWS}

IN WITNESS WHEREOF, the Parties have executed this Purchase and Sale Agreement as of the day and year first written above.

NEKTAR THERAPEUTICS

By: /s/ Howard W. Robin
Name: Howard W. Robin
Title: President and Chief Executive Officer

By: /s/ Jennifer Ruddock
Name: Jennifer Ruddock
Title: Chief Business Officer

IN WITNESS WHEREOF, the Parties have executed this Purchase and Sale Agreement as of the day and year first written above.

Healthcare Royalty Partners IV, L.P.

By: HealthCare Royalty GP IV, LLC, solely in its capacity as general partner of the Member

By: /s/ Clarke B. Futch___________________________

Name: Clarke B. Futch

Title: Managing Partner

HCRX Investments Holdco, L.P.

By: HCRX Master GP, LLC, solely in its capacity as general partner of the Member

By: /s/ Clarke B. Futch_______________________

Name: Clarke B. Futch

Title: Chairman and Chief Executive Officer

HCRP Overflow Fund, L.P.

By: HCRP Overflow Fund GP, LLC

By: Vanderbilt Overflow C GP, LLC

solely in its capacity as managing member of the general partner of the Member

By: /s/ Clarke B. Futch _________________________

Name: Clarke B. Futch

Title: Managing Member

HCR Canary Fund, L.P.

By: HCR Canary Fund GP, LLC, solely in its capacity as general partner of the Member

By: /s/ Clarke B. Futch ______________________

Name: Clarke B. Futch

Title: Managing Partner

hcr Nektar SPV, llc

By: /s/ Clarke B. Futch_____________________

Name: Clarke B. Futch

Title: Authorized Person